UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                            NOVA COMMUNICATIONS LTD.
                            ------------------------
             (Exact name of registrant as specified in its charter.)

                                     NEVADA
                                   ----------
         (State or other jurisdiction of incorporation or organization.)

  66977 20 6                                             95-4756822
  ----------                                             ----------
(CUSIP Number)                              (IRS Employer Identification Number)

                1005 Terminal Way, Suite 110, Reno, Nevada 89502
                ------------------------------------------------
                    (Address of principal executive offices.)

                                 (775) 324-8531
                                ----------------
              (Registrant's telephone number, including area code.)

Check the appropriate box:
         [ X ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [   ]    Definitive Information Statement

Payment  of Filing Fee (Check the appropriate box.): [ X ] No fee required.
         [   ]    Fee computed on table below per Exchange Act Rules
                  14(c)-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                  4) Proposed maximum aggregate value of transaction: 5) Total fee paid: $ -0-

         [   ]    Fee paid previously with preliminary materials.
         [   ]    Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  1)  Amount Previously Paid:
                  2)  Form, Schedule or Registration No.:
                  3)  Filing Party:

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
                  4)  Date Filed:
--------------------------------------------------------------------------------

                            NOVA COMMUNICATIONS LTD.
                          1005 Terminal Way, Suite 110
                               Reno, Nevada 89502
                            Telephone (775) 324-8531

                  Notice of Proposed Action by Written Consent
                              of the Holder of the
      Majority of the Voting Power to be taken on or about March 10, 2005.



To the Stockholders of NOVA COMMUNICATIONS LTD.

Notice is hereby given that upon written consent by the holders of a majority of the voting power of the Company, the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected on or after 20 days from the date this Information Statement is mailed to stockholders which is expected to be on or about March 10, 2005.

Only stockholders of record at the close of business on February 1, 2005 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                            By Order of the Board of Directors

                                            /s/ LESLIE I. HANDLER
                                            President



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.
























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
                            NOVA COMMUNICATIONS LTD.
                          1005 Terminal Way, Suite 110
                               Reno, Nevada 89502
                            Telephone (775) 324-8531

                              INFORMATION STATEMENT
                              ---------------------
                CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING
                ------------------------------------------------

This Information Statement is furnished to all holders of the Common Stock and the holders of the Preferred Stock of the Company in connection with proposed action by the holder of the majority of the voting power of the Company to take the following action:

         o        Increase the authorized capital stock to 500 million shares of common stock and 200,000 shares of preferred stock.
         o        Amend the Articles of Incorporation to permit the corporation to elect not to be governed by certain provisions of the Nevada Business Corporation governing shareholder approval for the decrease in the number of issued and outstanding shares of a class;

The action is proposed to occur on or about March 10, 2005. This Information Statement is first being mailed to stockholders on or about February 18, 2005.

Only stockholders of record at the close of business on February 1,2005 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Section 78.320 of the Nevada Business Corporation Act. The shareholder holding all of the Series "A" Convertible Preferred Stock, which constitutes the majority voting power of the Company has adopted, ratified and approved resolutions to effect the action described. No other votes are required or necessary. See the caption "Vote Required for Approval," below.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                         DISSENTER'S RIGHTS OF APPRAISAL
                         -------------------------------

The Nevada Business Corporation Act ("Nevada Law") does not provide for dissenter's rights of appraisal in connection with the corporate action to be taken.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
                 -----------------------------------------------

The Board of Directors has fixed the close of business on February 1, 2005 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent. At the record date, the Company had outstanding 4,981,332 shares of common stock, par value $0.001 per share and 100,000 shares of Series "A" Convertible Preferred Stock, par value $0.001 per share. The holder of the Company's Series "A" Convertible Preferred Stock ,who holds the majority voting power on the record date, has signed a consent to the taking of the corporate action described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

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
                          CORPORATE ACTION TO BE TAKEN
                          ----------------------------

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The Company's current authorized capital stock consists of 5,000,000 shares of Common Stock, par value $0.001 per share, of which 4,981,332 shares are issued and outstanding, and 100,000 shares of Preferred Stock, all of which are issued and outstanding as Series "A" Convertible Preferred Stock, par value $0.001 per share. Management believes that it is in the best interests of the Company and its shareholders that the authorized common stock be increased to 500,000,000 shares. The increase in the authorized common stock will provide the Company with needed stock to enable it to undertake financing transactions in which the Company may employ the common stock, including transactions to raise working capital through the sale of common stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. At the present time, the Company has no plans, proposals or arrangement, written or otherwise, to issue any additional authorized shares of common stock.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization of classes of preferred or common stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company's Articles of Incorporation, Bylaws or other governing documents.

The second amendment to the Company's Articles of Incorporation will allow the Board of Directors to effect a decrease in the issued and outstanding shares of any class without the need to have a corresponding decrease in the authorized shares of the same class and thereby avoid the need for shareholder approval of such action. The amendment will allow the Board of Directors of the Company, pursuant to NRS 78.2055 of the Nevada Business Corporation Act, to undertake a reverse stock split of the Company's shares issued and outstanding of any class without the need to obtain prior approval from the shareholders who will be affected by the reverse stock split. When such action is taken, the authorized shares of the affected class will not be correspondingly reduced. By undertaking a reverse stock split without a corresponding decrease in the authorized shares, the Company will realize additional authorized shares which can be issued in the future. A direct consequence to the Company's shareholders of this amendment will be that shareholders will not have the opportunity to approve or disapprove any proposed decrease in the issued and outstanding common stock.

The amendment to Article IV of the Articles of Incorporation is set forth in its entirety in Exhibit "A" attached to this Information Statement.

                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS
                 ----------------------------------------------

The Company's authorized capital consists of 5,000,000 shares of Common Stock, par value $0.001 per share and 100,000 shares of Preferred Stock, par value $0.001 As of February 1, 2005, there were 4,981,332 shares of Common Stock outstanding and 100,000 shares of preferred stock, all of which are issued and outstanding as Series "A" Convertible Preferred Stock. The holders of Common Stock and the holders of the Series "A" Convertible Preferred Stock are each entitled to vote as a single class on all matters to come before a vote of the stockholders of the Company. The holders of the Series "A" Convertible Preferred Stock hold the majority voting power of the Company and therefore will be able to approve the amendment to the Articles of Incorporation.

                           VOTE REQUIRED FOR APPROVAL
                           --------------------------

Section 78.380 of the Nevada Business Corporation Act provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed in this Information Statement. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

Section 78.320 of the Nevada Business Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the majority of the voting power of the Company as would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

The person holding at least the majority voting power of the Company has adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock as described in this Information Statement. No further votes are required or necessary to effect the proposed amendment or the other corporate actions to be taken.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 4,981,332 shares of the Company's common stock and 100,000 shares of Series "A" Convertible Preferred Stock issued and outstanding as of February 1, 2005, the record date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Articles of Incorporation.

               SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
               ---------------------------------------------------
                          AND FIVE PERCENT STOCKHOLDERS
                          -----------------------------

The following table sets forth certain information concerning the ownership of the Company's Common Stock and Preferred Stock as of February 1, 2005, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) all directors; and
(iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.


TITLE OF                  NAME AND ADDRESS OF                      AMOUNT AND NATURE OF                 PERCENT
CLASS                     BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                 OF CLASS
-----------------------   --------------------------------------   ----------------------------------   ------------------
Common Stock              Leslie I. Handler                                     -0-                             -0-
                          382 Running Springs Dr.
                          Palm Desert, CA 92276

Common Stock              Arthur N. Robins                                     2,000                         less than 1%
                          362 Gulf Breeze Pkwy, # 139
                          Gulf Breeze, FL 32561

Common Stock              James F. Abel, III                                    -0-                             -0-
                          3 Hilltop Rd.
                          Owensboro, KY 42303

Common Stock              Greg K. Hoggatt                                       -0-                             -0-
                          333 Panferio Dr.
                          Pensacola, FL 32561

Common Stock              NovaNet Media, Inc. (a)                               -0-                             -0-
                          370 Amapola Ave. Suite 202
                          Torrance, CA 90501

Preferred Stock           NovaNet Media, Inc.(b)
                          370 Amapola Ave. Suite 202                         100,000                            100%
                          Torrance, CA 90501


Common Stock              All Executive Officers and Directors                 2,000                         less than 1%
                          as a Group ( 3 persons)

         (a) Kenneth D.Owen holds the sole voting and dispositive power with respect to these shares.
         (b) The voting power with respect to these shares are subject to a Voting Trust Agreement between NovaNet Media, Inc. and Murray Goldenberg dated January 24, 2005.

                         INTEREST OF CERTAIN PERSONS IN
                         ------------------------------
                    OR OPPOSITION TO MATTERS TO BE ACTED UPON
                    -----------------------------------------

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company's Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company's Articles of Incorporation or any of the other corporate actions to be taken.

                             ADDITIONAL INFORMATION
                             ----------------------

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Leslie I. Handler at 1005 Terminal Way, Suite 110, Reno, Nevada 89502, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, will be provided without charge.

Dated: February 8, 2005.

                                         By Order of the Board of Directors

                                         /s/ LESLIE I. HANDLER
                                              President





























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